FORM 8-KA

                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                         1934 ACT REPORTING REQUIREMENTS


                                    FORM 8-KA

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 19, 2002

                                      T&G2
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             (Exact name of registrant as specified in its charter)


   Nevada                                                    74-3035831
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   (State or other jurisdiction         (Commission          (IRS Employer
          of incorporation)             File Number)         Identification No.)


   65 La Grande Ave.  Berkley Heights, New Jersey            07922
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   (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (908) 508-9008


    International Mercantile Corp./Solutions Technology, Inc. (same address)
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          (Former name or former address, if changed since last report)



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Item 1. Changes in Control of Registrant

     Not applicable.

Item 2. Acquisition or Disposition of Assets

     Effective March 14, 2002 (subject to specified post-closing obligations), T&G2 (the "Company") (Please see Item 5 regarding the corporate name changes of Registrant), and pursuant to an Agreement and Plan of Exchange of that date by and between the Company and Zingo Sales, Inc., a Nevada corporation ("Zingo"), the Company acquired all of the issued and outstanding shares of Zingo. Such acquisition was accomplished on a share-for-share basis with each share of outstanding Zingo common stock ($.001 par value) exchanged for a like number of the Company's Class A common stock ($.001 par value), with Zingo to be and become a wholly owned subsidiary of the Company. One of the majority shareholders and the President of Zingo is David Facciani, who is also an officer, director and shareholder of the Company.

     The assets of Zingo consisted primarily of software and hardware technology, accounts receivable and cash, all as indicated in the Zingo financial statements as of March 1, 2002, set forth as Exhibit A hereto.

     Please also refer to the Company Press Release dated March 18, 2002, the text of which is incorporated herein by this reference.

Item 3. Bankruptcy or Receiverships

     Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

     The former accountant for Registrant, J.H. Cohen & Associates, resigned from its prior representation effective March 9, 2002. Such accountant's report on the Registrant's financial statements for either of the past two years, and any subsequent interim period preceding such resignation, did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Such resignation was accepted and approved by a majority of the Board of Directors of Registrant. During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with such accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement. The independent auditors report did contain an explanatory paragraph relating to the company's ability to continue as a going concern. Please see the letter from our former accountant to this effect and confirming this information contained herein, attached hereto as Exhibit 16.


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Item 5. Other Events

     Reincorporation. Effective February 14, 2002, and by virtue of Articles of
     ---------------
Conversion filed with the Nevada Secretary of State, the Company (then, International Mercantile Corp.) effectively merged with a newly formed Nevada corporation of the same name thereby transferring the state of its domicile from Missouri to Nevada, with the Missouri corporation voluntarily dissolved.

     Name Change. Immediately following such conversion and reincorporation, the
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Company amended its Articles of Incorporation to change its name to its current name, "T&G2". Prior thereto, the Company, then Clickese.com had amended its corporate name to Solutions Technology, Inc. on April 17, 2001.

     Reverse Stock Split. Contemporaneously with the reincorporation of the
     -------------------
Company, and acting pursuant to the Nevada Revised Statutes, effective February 14, 2002, the Company, through its Board of Directors, authorized an 8:1 reverse stock split of its Class A common stock. All other classes of its common and preferred stock remain unaffected. The text of a Press Release issued by the Company to this effect on February 20, 2002, is hereby incorporated by this reference.

Item 6. Resignation of Registrant's Directors

     Not Applicable.

Item 7. Financial Statements Pro Forma Financial Information and Exhibits

     Please see response to Item 2 and Exhibit A hereto as to Zingo Sales, Inc.

Item 8. Change in Fiscal Year

     Not Applicable.

Item 9. Regulation FD Disclosure

     Not Applicable.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    June 27, 2002

                                              T&G2,
                                              A Nevada Corporation




                                              By: /s/ James Farinella
                                                 -------------------------
                                                      James Farinella,
                                                      President, C.E.O.